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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Sunrise Technologies International, Inc. on Form S-8 (File No. 33-27029) of our reports dated February 19, 1999, on our audits of the consolidated financial statements and the financial statement schedule of Sunrise Technologies International, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997, which reports are included in this Form 10-K/A.




PricewaterhouseCoopers LLP


San Jose, California
June 1, 1999